EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER (A "TRANSFER") EXCEPT IN COMPLIANCE WITH THE TERMS OF THIS WARRANT, THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS.




                                                     Warrant Certificate No. 408


                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                          CELLEGY PHARMACEUTICALS, INC.

THIS WARRANT (the "Warrant") is dated as of January 19, 1999 and is issued by Cellegy Pharmaceuticals, Inc., a California corporation (the "Company"), to Richard Bank, M.D. ("Warrantholder"), in the amount of up to 12,000 Warrants, subject to the completion of the six-month consulting engagement between the Company and Dr. Bank.

         Section 1.  Definitions

                  1.1 Definitions. For purposes of this Warrant, the following terms shall have the following meanings.

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Common Stock" means the Company's Common Stock, no par value.

                  "Exercise Price" has the meaning given to that term in Section 2.2.

                  "Merger or Sale" shall have the meaning  given to that term in
Section 7.3.

                  "Shares" shall mean the shares of Common Stock that can be acquired upon exercise of the Warrant.

                  "Termination Date" shall mean the date on which the Warrant is no longer exercisable, which date shall be January 19, 2001, or sooner as provided in this Warrant, including without limitation, in connection with a merger or sale of the Company.

                  "Transfer Agent" shall mean the Company's registrar and transfer agent, if any, for the Warrant.

                  "Warrant" shall mean this Warrant to purchase shares of Common Stock. The term "Warrant" shall include any Warrant evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to the terms of this Warrant.


         Section 2. Issuance of Warrant; Form of Warrant.

                  2.1 Issuance. In consideration of the Warrantholder's services on behalf of the Company in the areas identified in Exhibit A attached, the Company hereby issues the Warrant to the Warrantholder to purchase a total of 12,000 shares of Common Stock issuable in increments of 2,000 Warrants per month beginning with the Warrant date (January 19, 1999) and ending on July 19, 1999. If Dr. Bank and Cellegy mtually agree to discontinue the consulting engagement earlier than the end of the six-month period, then remaining monthly warrant grants will be discontinued.

                  2.2 Exercise Price and Exercise Conditions. The price per share at which shares shall be purchasable upon exercise of the Warrant (the "Exercise Price") is $4.00 per share.

                  2.3 Registration. The Warrant shall be numbered and shall be registered on the books of the Company.

                  2.4 Transfer. The Warrant may not be transferred, except to members of the Warrantholder's immediate family or trusts for the benefit of the Warrantholder or one or more members of the Warrantholder's immediate family. To the extent that the Warrant is transferable, the Warrant shall be transferable only on the books of the Company maintained at its principal office in South San Francisco, California or, if the Company has a Transfer Agent, then at the offices of the Transfer Agent, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

                  2.5 Certificates. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrant.

                  2.6 Signatures. The number of Shares issuable upon exercise of the Warrant is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Warrant.

                  2.7 Legends on Certificate. Each certificate representing the Warrant, and for Shares initially issued upon exercise of the Warrant, shall bear the following legends, unless, at the time of exercise, such Shares are subject to a currently effective Registration Statement under the Act:

                           (a)  THE  SECURITIES   REPRESENTED  BY  THIS  WARRANT
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER (A "TRANSFER") EXCEPT IN COMPLIANCE WITH THE TERMS OF THIS WARRANT, THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS.

                           (b)  Any  legend   required   by   applicable   state
securities laws.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

                  2.8 Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed if required by the Company, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

         Section 3. Term of Warrant; Exercise of Warrant.

                  3.1 Term. Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time after the date of this Warrant and ending at 5:00 p.m., California Time, on the Termination Date to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrant to be exercised, together with the purchase form, duly filled in and signed, with signatures guaranteed if required by the Company or its Transfer Agent, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which the Warrant is then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 Shares are then purchasable pursuant to the Warrant). Notwithstanding the foregoing, the

Company shall not be obligated to deliver any Shares pursuant to the exercise of the Warrant, and the Warrantholder shall not have the right to exercise the Warrant, if in the Company's opinion the delivery of Shares upon exercise of the Warrant would not comply with any applicable federal or state securities laws; and without limiting the foregoing, the Warrant may not be exercised by, or securities issued to, any Warrantholder in any state in which such exercise would be unlawful.

                  3.2 Payment of Exercise Price. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

                  3.3  Issuance  of  Certificate.  Upon  such  surrender  of the
Warrant and payment of such Exercise Price, the Company shall issue and cause to be delivered to the Warrantholder and in the Warrantholder's name, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided herein, in respect of any fractional Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrant and payment of the
Exercise   Price,  as  aforesaid,   notwithstanding   that  the  certificate  or
certificates representing such securities shall not actually have been delivered. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrant will be issued by the Company.

         Section 4. Payment of Taxes.

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrant or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Warrant or the securities comprising the Shares.

         Section 5. Mutilated or Missing Warrants.

         In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         Section 6. Reservation of Shares.

         There has been reserved, and the Company shall at all times keep reserved so long as the Warrant remains outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrant.

         Section 7. Adjustment of Number of Shares.

         The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  7.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrant shall be subject to adjustment as follows:

                           (a)  Stock  Splits;  Stock  Dividends.  In  case  the
Company shall (i) pay a dividend in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, including without limitation any combination of its outstanding Common Stock that may occur after January 19, 1999, or (iv) issue by reclassification of its Common Stock other securities of the Company, then the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive upon exercise of the Warrant the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

                           (b) De Minimis  Changes.  No adjustment in the number
of Shares purchasable pursuant to the Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of all Commitment Warrants; provided, however, that any adjustments which by reason of this subsection are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                           (c)  Corresponding   Adjustment  of  Exercise  Price.
Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

                           (d)  Notice of  Adjustment.  Whenever  the  number of
Shares purchasable upon the exercise of the Warrant is adjusted as herein provided, the Company shall cause to be mailed to the Warrantholder within a reasonable time thereafter notice of such adjustment setting forth the number of Shares purchasable upon the exercise of the Warrant after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  7.2 No Adjustment for Dividends. Except as provided in subsection 7.1(a), no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrant or upon the exercise of the Warrant.

                  7.3 Preservation of Purchase Rights upon Reclassification, Consolidation, etc.

                           (a) Subject to paragraph (b) of this Section, in case
of any consolidation of the Company with or merger of the Company into another corporation where the Company will not be the surviving corporation, or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety (any such event referred to as a "Merger or Sale"), the Company or such successor or purchasing corporation, as the case may be, shall agree that the Warrantholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such Merger or Sale had the Warrant been exercised immediately prior to such action. Any such agreements referred to in this subsection shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this subsection shall similarly apply to successive Mergers or Sales.

                           (b) Notwithstanding the foregoing provisions,  if the
surviving, successor or purchasing corporation does not agree to the provisions set forth in paragraph (a) above, or if the Board of Directors of the Company determines that the Warrants should not be outstanding following consummation of such Merger or Sale, then the Company shall deliver a notice to each Warrantholder at least 20 days before the consummation of such Merger or Sale, the Warrantholder may exercise the Warrant at any time before the consummation of such Merger or Sale (and such exercise may be made contingent upon the consummation of such Merger or Sale), and any portion of the Warrant that has not been exercised before consummation of such Merger or Sale shall terminate and expire, and shall no longer be outstanding.

                  7.4 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

                  7.5 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrant, the Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificate initially issued. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance
thereof;   and  any  Warrant   certificate   thereafter
issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         Section 8. Fractional Interests.

         The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then fair market value of a share of Common Stock (as determined in good faith by the Board of Directors of the Company) multiplied by such fraction.

         Section 9. No Rights as Shareholder; Notices to Warrantholder.

         Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter.


         Section 10. Restrictions on Transfer.

         The Warrantholder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a "Transfer") of the Warrant or Shares, the Warrantholder shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information regarding the Transfer as the Company reasonably requests. If the Company so requests, the Warrantholder shall at its expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company) to the holder, in form and substance satisfactory to the Company, that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer any Securities unless the holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.


         Section 11. Certain Representations and Warranties of Warrantholder.

         Warrantholder represents and warrants to, and agrees with, the Company, that:

                  (a) Purchase for Own Account. This Warrant and the Shares are being acquired for investment for Warrantholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (b) Disclosure of Information. Warrantholder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant. Warrantholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and the Shares and to obtain additional information necessary to verify any information furnished to Warrantholder or to which Warrantholder had access.

                  (c) Investment Experience.  Warrantholder understands that the receipt of the Warrants and the purchase of the Shares involve substantial risk.
Warrantholder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of such investment in the Warrants and Shares and has such knowledge and experience in financial or business matters that Warrantholder is capable of evaluating the merits and risks of this investment in the Warrants and Shares and protecting his or her own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Warrantholder to be aware of the character, business acumen and financial circumstances of such persons.

                  (d) Restricted Securities. Warrantholder understands that the Warrants and the Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Warrantholder represents that Warrantholder is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Warrantholder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 12 below.

                  (e) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Warrantholder further agrees not to make any disposition of the Warrant or all or any portion of the Shares unless and until:

                           (i) there is then in effect a registration  statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)  (A)  Warrantholder   shall  have  notified  the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Warrantholder shall have furnished the Company, at the expense of Warrantholder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be required: (1) for any transfer of any Shares in compliance with SEC Rule 144 or (2) for the transfer by gift, will or intestate succession by Warrantholder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 11 to the same extent as if the transferee were the original Warrantholder.

                  (f) Legends. It is understood that the certificates evidencing the Warrant Shares will bear the legends set forth below:

                           (i)  THE  SECURITIES   REPRESENTED  BY  THIS  WARRANT
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER (A "TRANSFER") EXCEPT IN COMPLIANCE WITH THE TERMS OF THIS WARRANT, THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS.


                           (ii) Any legend  required by the laws of the State of
California:

The legend set forth in (i) above shall be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.


         Section 12. Registration Rights.

         The Company will use all reasonable efforts to register, either the issuance of shares of Common Stock issuable upon exercise of the Warrant or the resale of such shares. The Warrantholder agrees to cooperate with the Company and provide such information as the Company reasonably requests in connection with such registration.


         Section 13. Miscellaneous.

                  13.1 Notices. Any notice pursuant to this Warrant by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

                  (a) If to a Warrantholder or a holder of Shares, addressed to the holder's address on the books of the Company or the Company's transfer agent; and

                  (b) If to the Company addressed to it at the Company's principal executive offices, Attention: President.

         Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

                  13.2 Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company, the Warrantholder, or the holders of Shares, shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  13.3 Applicable Law; Consent to Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof. Warrantholder and the Company each consent to the exclusive jurisdiction and venue of the federal and state court in the district in which the Company's principal executive offices are then-located for purposes of any action arising out of or relating to this Warrant, and agrees that service of process in any such action may be effected by means of the procedures set forth in Section 13.1 above for giving notices under this Warrant.

                  13.4 Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares, any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

                  13.5 Amendment. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  13.6 Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein and therein. Nothing in this Warrant, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided herein.

                  13.7 Separability. Any invalidity, illegality, or limitation of the enforceability with respect to any party of any one or more of the provisions of this Warrant, or any part thereof, whether arising by reason of the law of any such party's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Warrant with respect to all other parties. In case any provision of this Warrant shall be invalid, illegal, or unenforceable, the



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

validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  13.8 Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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



         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, all as of the day and year first above written.



                                               CELLEGY PHARMACEUTICALS, INC.



                                               By:
                                                  ------------------------------
                                                       A. Richard Juelis
                                                       Chief Financial Officer



                                               Attest:



                                               ------------------------------




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